                              PROJECT ELECTRO

                   Presentation to the Special Committee

                              April 13, 1999

                         Peter J. Solomon Company

Peter J. Solomon Company

                              PROJECT ELECTRO
--------------------------------------------------------------------------------

                             Table of Contents

 Tab
 ---
   I. Going Concern Valuation..............................................    4
  II. Business Plan Comparison.............................................    9
 III. One-Time Adjustments.................................................   13
  IV. S-4 Plan Analysis....................................................   16
   V. Liquidation Analysis.................................................   18

Peter J. Solomon Company

                              PROJECT ELECTRO
--------------------------------------------------------------------------------

                                   TAB 1

Peter J. Solomon Company

                             PROJECT ELECTRO
-------------------------------------------------------------------------------

                        I. Going Concern Analysis

Going Concern Implied Equity Valuation Under S-4 Proposal (4-1-99 Business
Plan)
-------------------------------------------------------------------------------

(Dollars in Millions)

                     Summary Going Concern Valuations

                                                        11-16-98     4-13-99
                                                      Presentation Presentation
                                                      Valuation at Valuation at
                                                       1/1/99 (a)  7/31/99 (b)
                                                      ------------ ------------
Enterprise Value (c).................................    $125.0       $155.0
VSB Technology Value.................................     130.6(d)     153.8(e)
                                                         ======       ======
  Total Value........................................    $255.6       $308.8
Reorganized Electro Debt per LG Proposal
Working Capital Facility.............................    $ 68.2(f)    $ 77.2(g)
Indo Suez............................................      30.0         30.0
Restructured LG Notes (h)............................     118.8        105.1
Subordinated Debentures (h)..........................      40.0         50.0
LGE New Credit Support...............................       0.0          9.2(i)
                                                         ------       ------
  Total..............................................    $257.0       $271.5
Implied Equity of Reorganized Electro................    ($ 1.4)      $ 37.3


-------------------------------------------------------------------------------

(a) Per Electro Business Plan, dated November 12, 1998. Reflected in Electro Board Presentation dated November 16, 1998.

(b) Per Electro Business Plan, dated April 1, 1999.

(c) Business plan adjusted to exclude projected VSB royalties. Enterprise value at 7/31/99 is based on a discounted cash flow analysis utilizing a terminal value derived by applying a multiple to LTM sales and values Tuner Patent cash flows separately. Sales multiple based on the low-end of an illustrative comparable company sales multiple range (see Electro Discounted Cash Flow Analysis).

(d) VSB valuation at 1/1/99 assumes a $5.00 PC royalty fee, 25.0% discount rate applied to Domestic royalty fee cash flows, a 40.0% discount rate applied to International (Adopted) royalty fee cash flows and a 55.0% discount rate applied to International (Likely to Adopt) royalty fee cash flows through 2011 and availability of Company NOLs to shelter VSB and operating cash flow. Includes present value of Sony settlement per Electro management.

(e) VSB valuation at 7/31/99 assumes five-twelfths of 1999 royalty fee cash flows and associated costs (run rate), 25.0% discount rate applied to Domestic royalty fee cash flows, a 40.0% discount rate applied to International (Adopted) royalty fee cash flows and a 55.0% discount rate applied to International (Likely to Adopt) royalty fee cash flows through 2011 and availability of Company NOLs to shelter VSB and operating cash flow. Includes present value of Sony settlement per Electro management.

(f) Revolver balance based on average revolver balance for Q-1 1999 ($34.2MM), Q-2 1999 ($63.6MM), Q-3 1999 ($84.2MM) and Q-4 1999 ($90.8MM).

(g) Revolver balance based on average monthly revolver balance for July 31, 1999 to December 31, 1999 ($84.9MM), and the average quarterly balance for Q-1 2000 ($51.9MM) and Q-2 2000 ($94.9MM).

(h) Does not reflect accruals of unpaid interest, if any. Assumes par value. Market value may be lower.

(i) Revolver balance based on average monthly revolver for July 31, 1999 to December 31, 1999 ($3.1MM), and the average quarterly balance for Q-1 2000 ($0.0MM) and Q-2 2000 ($24.4MM).

Peter J. Solomon Company

                             PROJECT ELECTRO

                        I. Going Concern Analysis

Electro Discounted Cash Flow Analysis (Value at July 31, 1999)
-------------------------------------------------------------------------------

(Dollars in Millions)

 Excludes VSB and Tuner Patent Income and Costs & Expenses (a)

                                    Projected Fiscal Year Ended December
                                                     31,
                                    -------------------------------------------
                                    1999(b)   2000     2001     2002     2003
                                    -------  ------   ------   ------  --------
Net Revenue........................ $502.8   $889.3   $935.1   $987.6  $1,018.3
 --% Growth........................    --      76.9%     5.2%     5.6%      3.1%
Gross Margin %.....................   10.9%     9.3%    11.0%    10.8%     11.3%
EBITDA.............................    3.9    (16.8)     4.9     10.6      20.9
 --% of Revenues...................    0.8%    (1.9%)    0.5%     1.1%      2.1%
EBIT...............................    1.1    (21.6)     0.1      5.8      16.0
 --% of Sales......................    0.2%    (2.4%)   (0.0%)    0.6%      1.6%
AMT................................    0.0      0.0      0.0      0.1       0.3
                                    ------   ------   ------   ------  --------
Tax-Adjusted EBIT..................    1.1    (21.6)     0.1      5.7      15.7
Depreciation and Amortization......    2.8      4.7      4.8      4.8       4.8
Capital Expenditures (a)...........   (5.0)    (4.5)    (4.5)    (4.5)     (4.5)
Change in Working Capital..........    2.8     13.6    (13.2)     1.3      (3.7)
Proceeds from Asset Sales..........    4.2      0.0      0.0      0.0       0.0
Restructuring Payments.............  (17.5)    (7.1)     0.0      0.0       0.0
                                    ------   ------   ------   ------  --------
Free Cash Flow..................... ($11.6)  ($14.8)  ($12.8)  $  7.3  $   12.4
                                    ======   ======   ======   ======  ========
   Growth in Free Cash Flow........     NM       NM       NM       NM        70%

Illustrative Sales
Multiple (c)                     14.0%                   17.5%                   21.0%

Discount Rate...........   12.0%   14.0%   16.0%   12.0%   14.0%   16.0%   12.0%   14.0%   16.0%
                             --------------------------------------------------------------------
Present Value of Free
 Cash Flow (d)..........  ($21.0) ($21.0) ($21.1) ($21.0) ($21.0) ($21.1) ($21.0) ($21.0) ($21.1)
Present Value of
 Terminal Value (d).....    86.4    79.9    74.0   108.0    99.9    92.5   129.6   119.9   111.0
                          ------  ------  ------  ------  ------  ------  ------  ------  ------
Total Terminal Value &
 Free Cash Flow Value...  $ 65.4  $ 58.9  $ 53.0  $ 87.0  $ 78.9  $ 71.5  $108.6  $ 98.8  $ 90.0

Discount Rate...........   18.0%   20.0%   22.0%   18.0%   20.0%   22.0%   18.0%   20.0%   22.0%
                             --------------------------------------------------------------------
Present Value of Tuner
 Patent (e).............  $ 63.5  $ 61.2  $ 59.1  $ 63.5  $ 61.2  $ 59.1  $ 63.5  $ 61.2  $ 59.1

Total Enterprise Value..  $128.9  $120.1  $112.1  $150.5  $140.1  $130.6  $172.1  $160.1  $149.1

                             Projected Fiscal Year Ended
                                     December 31,               Net Present Value
                           -----------------------------------  of Tuner Patent @
                           1999 (h) 2000   2001   2002   2003          (d)
                           -------- -----  -----  -----  -----  -----------------
  Tuner Patent Cash Flows
                      (a)   $10.4   $25.0  $25.0  $22.0  $11.0  18.0% 20.0% 22.0%
                                                                ----- ----- -----
   Tuner Patent Costs and
             Expenses (f)    (0.1)   (0.2)  (0.2)  (0.2)  (0.2) $63.5 $61.2 $59.1
    Assumed Reduction (g)     0.0     0.0    0.0   (3.0)  (1.5)
                            -----   -----  -----  -----  -----
  Tuner Patent Cash Flows
   (incl. reductions) (e)   $10.3   $24.8  $24.8  $21.8  $10.8

-------------------------------------------------------------------------------

Source: Electro 1998-2003 Business Plan dated April 1, 1999.

(a) Cash flow analysis excludes VSB and Tuner Patent income and certain R&D/engineering costs associated with these technology patents. VSB related costs include Licensing, Advanced Product Development, Transmission Technology, Broadcast Technology, Technology Adoption, Digital Business Development, Legal and R&D and Engineering. A percentage of projected VSB costs is assumed to be capital expenditures associated with maintenance/continuing development of the technology Electro EBIT includes approximately $2.0MM a year in royalties related to the use of the Zenith trademark and name deemed to be recurring, $1.5MM in international royalty income for Mexican and Canadian LG products and income from ELO Touch and other Accessories. Valuation assumes no D&A associated with VSB or Tuner Patent.

(b) 1999 figures represent only the last five months of 1999.

(c) Illustrative LTM sales multiple range is based on the lowest comparable company discounted at 50.0%-66.6%.

(d) Present value at 7/31/99.

(e) Assumes Tuner Patent expires June 30, 2003 and a successful defense of patent in current litigation.

(f) Per Electro management.

(g) Assumed reduction Per Electro Management. Reflects settlement with Sony.

(h) Represents five-twelfths of 1999 Tuner Patent cash flows and associated costs and expenses (run rate).

-------------------------------------------------------------------------------

Peter J. Solomon Company

                             PROJECT ELECTRO
-------------------------------------------------------------------------------

                        I. Going Concern Analysis

VSB Valuation at 7/31/99
-------------------------------------------------------------------------------

(Dollars in millions)


                  1996 1997 1998 1999(a) 2000  2001  2002  2003  2004  2005  2006  2007   2008   2009   2010    2011
                  ---- ---- ---- ------- ----  ----  ----  ----  ----  ----  ----  -----  -----  -----  -----  ------
 Domestic
Aggregate         0.0  0.0  0.0    0.9    6.1  14.3  26.6  35.5  43.8  57.8  78.6  102.9  119.2  147.5  176.8   181.6
Royalty Income..
VSB Associated                                                                      (2.7)                        (2.7)
Costs(b)........  0.0  0.0  0.0   (3.3)  (8.0) (8.0) (8.0) (8.0) (5.6) (3.9) (2.7)         (2.7)  (2.7)  (2.7)
                  ---  ---  ---   ----   ----  ----  ----  ----  ----  ----  ----  -----  -----  -----  -----  ------
Net Royalty                                                                        100.2
Income..........  0.0  0.0  0.0   (2.4)  (1.9)  6.3  18.6  27.5  38.2  53.9  75.9         116.5  144.8  174.1   178.9
Unsheltered                                                                          0.0
Earnings........  0.0  0.0  0.0    0.0    0.0   0.0   0.0   0.0   0.0   0.0   0.0          89.5  117.8  147.1   178.9
AMT Due(c)......  0.0  0.0  0.0    0.0    0.0   0.1   0.4   0.5   0.8   1.1   1.5    2.0   26.8   44.8   55.9    68.0
                  ---  ---  ---   ----   ----  ----  ----  ----  ----  ----  ----  -----  -----  -----  -----  ------
Net VSB Royalty                                                                     98.2
Income..........  0.0  0.0  0.0   (2.4)  (1.9)  6.1  18.2  26.9  37.5  52.8  74.4          89.6  100.0  118.2   110.9

 International Adopted
Aggregate         0.0  0.0  0.0    0.2    2.3   7.3  17.0  31.9  35.9  40.6  46.2   52.4   59.7   83.0   92.5   100.5
Royalty Income..
VSB Associated    0.0  0.0  0.0   (0.3)  (2.1) (2.1) (2.1) (2.1) (1.5) (1.0) (0.7)  (0.7)  (0.7)  (0.7)  (0.7)   (0.7)
Costs(b)........
Witholding(d)...  0.0  0.0  0.0    0.0   (0.0) (0.6) (1.6) (3.3) (3.8) (4.4) (5.0)  (5.7)  (6.5)  (9.0) (10.1)  (11.0)
                  ---  ---  ---   ----   ----  ----  ----  ----  ----  ----  ----  -----  -----  -----  -----  ------
Net Royalty       0.0  0.0  0.0   (0.1)   0.2   4.6  13.3  26.5  30.7  35.2  40.4   46.0   52.5   73.2   81.6    88.8
Income..........
Unsheltered       0.0  0.0  0.0    0.0    0.0   0.0   0.0   0.0   0.0   0.0   0.0    0.0   52.5   73.2   81.6    88.8
Earnings........
AMT Due(c)......  0.0  0.0  0.0    0.0    0.0   0.1   0.3   0.5   0.6   0.7   0.8    0.9   15.7   27.8   31.0    33.7
                  ---  ---  ---   ----   ----  ----  ----  ----  ----  ----  ----  -----  -----  -----  -----  ------
Net VSB Royalty   0.0  0.0  0.0   (0.1)   0.2   4.5  13.0  26.0  30.0  34.5  39.6   45.1   36.7  45.4    50.6    55.0
Income..........

 International Likely to Adopt
Aggregate         0.0  0.0  0.0    0.0    0.0   2.9   7.7  33.1  40.0  48.6  59.2   72.4   88.8  120.0  148.2   183.7
Royalty Income..
VSB Associated    0.0  0.0  0.0   (0.5)  (3.2) (3.2) (3.2) (3.2) (2.2) (1.6) (1.1)  (1.1)  (1.1)  (1.1)  (1.1)   (1.1)
Costs(b)........
Witholding(d)...  0.0  0.0  0.0    0.0    0.0   0.0  (0.5) (3.3) (4.2) (5.2) (6.4)  (7.8)  (9.6) (13.1) (16.2)  (20.1)
                  ---  ---  ---   ----   ----  ----  ----  ----  ----  ----  ----  -----  -----  -----  -----  ------
Net Royalty       0.0  0.0  0.0   (0.5)  (3.2) (0.3)  4.0  26.6  33.6  41.8  51.7   63.4   78.0  105.8  130.9   162.5
Income..........
Unsheltered       0.0  0.0  0.0    0.0    0.0   0.0   0.0   0.0   0.0   0.0   0.0   56.1   78.0  105.8  130.9   162.5
Earnings........
AMT Due(c)......  0.0  0.0  0.0    0.0    0.0  (0.0)  0.1   0.5   0.7   0.8   1.0   14.0   23.4   40.2   49.7    61.7
                  ---  ---  ---   ----   ----  ----  ----  ----  ----  ----  ----  -----  -----  -----  -----  ------
Net VSB Royalty   0.0  0.0  0.0   (0.5)  (3.2) (0.3)  3.9  26.1  33.0  41.0  50.7   49.4   54.6   65.6   81.2   100.7
Income..........

-------------------------------------------------------------------------------

(a) 1999 VSB royalty fee cash flows and associated expenses represent five-twelfths of aggregate 1999 royalty fee cash flows and associated expenses (run rate).

(b) Per Electro Management. Costs include Licensing, Advanced Product Development, Transmission Technology, Broadcast Technology, Technology Adoption, Digital Business Development, Legal and R&D and Engineering and Capital Expenditures. VSB costs are assumed to decrease by 30% in 2004, 2005 and 2006 and remain constant thereafter. In 1999 approximately 80.0% of the costs of VSB are allocated to Domestic VSB and 20.0% of the costs of VSB are allocated to International VSB. In years beyond 1999, 60.0% of the costs of VSB are allocated to Domestic VSB and 40.0% are allocated to International VSB. In all years, 40.0% of the International VSB costs are allocated to International Adopted countries and 60.0% are allocated to International Likely to Adopt countries.

(c) Per guidance from Arthur Andersen, the Valuation assumes the Company pays an AMT in the years after 2000. In the years in which the Company has available NOLs, it pays an effective AMT of 2.0%. In the years in which there is no available NOL, the Valuation assumes the Company pays an AMT adjusted, effective tax rate of 25.0% in 2007, 30.0% in 2008 and 38.0% thereafter. The Valuation assumes no foreign tax credits, but treats assumed foreign witholding as a deduction.

(d) The foreign witholding tax rate is equal to the weighted average of the countries' treaty defined witholding rates (approximately 11%). For those countries where there is no treaty defined rate, the country's internal witholding rate was used. Assumed witholding rates per Arthur Andersen.

Peter J. Solomon Company

                             PROJECT ELECTRO
-------------------------------------------------------------------------------

                        I. Going Concern Analysis
                        ----------

VSB Valuation at 7/31/99
-------------------------------------------------------------------------------

(Dollars in millions)

                  1996 1997  1998     1999    2000    2001    2002    2003    2004     2005    2006     2007     2008    2009
                  ---- ---- -------  ------  ------  ------  ------  ------  -------  ------  -------  -------  ------  ------
Calculation of
Remaining
NOLs(a)
----------------
Pre-LG NOLs
(Year-End)(b)...            $481.0   $481.0  $481.0  $476.0  $444.3  $368.0  $ 265.5  $211.0  $ 184.0  $ 157.0  $130.0  $103.0
Utilizable
Beginning.......  27.0 54.0   81.0    108.0   135.0   162.0   184.0   179.3    130.0    54.5     27.0     27.0    27.0    27.0
Pre-LG NOLs
Utilized........   0.0  0.0    0.0      0.0     0.0    (5.0)  (31.8)  (76.2)  (102.5)  (54.5)   (27.0)   (27.0)  (27.0)  (27.0)
                  ---- ---- ------   ------  ------  ------  ------  ------  -------  ------  -------  -------  ------  ------
Utilizable End..  27.0 54.0   81.0    108.0   135.0   157.0   152.3   103.0     27.5     0.0      0.0      0.0     0.0     0.0
Post LG NOL
(beginning).....            $319.2   $461.8  $313.9  $344.0  $344.0  $344.0  $ 344.0  $344.0  $ 267.5  $ 126.5  $  0.0  $  0.0
Post LG NOL
Utilized........               0.0      0.0     0.0     0.0     0.0     0.0      0.0   (76.5)  (141.0)  (126.5)    0.0     0.0
NOL
Generated(c)....             142.6   (147.9)   30.1     0.0     0.0     0.0      0.0     0.0      0.0      0.0     0.0     0.0
                            ------   ------  ------  ------  ------  ------  -------  ------  -------  -------  ------  ------
Post LG NOL
(ending)........            $461.8   $313.9  $344.0  $344.0  $344.0  $344.0  $ 344.0  $267.5  $ 126.5  $   0.0  $  0.0  $  0.0
                  2010   2011
                  ------ ----
Calculation of
Remaining
NOLs(a)
-----------------
Pre-LG NOLs
(Year-End)(b)...  $76.0  $0.0
Utilizable
Beginning.......   27.0   0.0
Pre-LG NOLs
Utilized........  (27.0)  0.0
                  ------ ----
Utilizable End..    0.0   0.0
Post LG NOL
(beginning).....  $ 0.0  $0.0
Post LG NOL
Utilized........    0.0   0.0
NOL
Generated(c)....    0.0   0.0
                  ------ ----
Post LG NOL
(ending)........  $ 0.0  $0.0


1999 Net Income(d)........  ( 14.8)
Cancellation of Debt
Income(e).................   162.7
                            ------
1999 NOL..................  (147.9)
1999 Net Income(d)........
Cancellation of Debt
Income(e).................
1999 NOL..................


 Net Income Adjusted for    2000(a)   2001    2002    2003
           VSB              -------  ------  ------  ------
Business Plan EBIT........  $  1.8   $ 31.7  $ 46.7  $ 54.8
Domestic VSB Income (net
of costs).................    (1.9)     6.3    18.6    27.5
                            ------   ------  ------  ------
Business Plan EBIT (Excl.
VSB)......................     3.7     25.4    28.1    27.3
EBIT Differential.........     1.9     (6.3)  (18.6)  (27.5)
                            ------   ------  ------  ------
Incremental Debt..........    (4.4)     1.9    20.5    48.0
Incremental Interest
Expense (Income) @ 9.5%...    (0.3)    (0.2)    0.6     2.2
Business Plan Net
Income....................  ($27.4)  $  0.5  $ 15.0  $ 25.3
                            ------   ------  ------  ------
New Net Income (Excl.
VSB)......................   (25.1)    (5.6)   (4.1)   (4.4)
                            ===============================
    Calculation of NOL
New Net Income (Excl.
VSB)......................   (25.1)    (5.6)   (4.1)   (4.4)
Net VSB royalty(g)........    (5.0)    10.6    35.9    80.6
                            ------   ------  ------  ------
Total Net Income..........   (30.1)     5.0    31.8    76.2
NOL
(Generated)/Utilized......   (30.1)     5.0    3.18    76.2
 Net Income Adjusted for
           VSB
Business Plan EBIT........
Domestic VSB Income (net
of costs).................
Business Plan EBIT (Excl.
VSB)......................
EBIT Differential.........
Incremental Debt..........
Incremental Interest
Expense (Income) @ 9.5%...
Business Plan Net
Income....................
New Net Income (Excl.
VSB)......................
    Calculation of NOL
New Net Income (Excl.
VSB)......................
Net VSB royalty(g)........
Total Net Income..........
NOL
(Generated)/Utilized......


                                   Total
                                  Present
                                   Value          Net Present Value of
                                  of             Domestic VSB Technology @
                                               ------------------------------
                                    VSB
                                 Technology
                                 $153.8(f)
                                               25.0%    30.0%   35.0%   40.0%
                                               ------   -----   -----   -----
                                               $108.5   $80.2   $60.4   $46.4

                                                  Net Present Value of
                                                   Int'l (Adopted) VSB
                                                      Technology @
                                               ------------------------------
                                               35.0%    40.0%   45.0%   50.0%
                                               ------   -----   -----   -----
                                               $39.7    $31.6   $25.5   $20.9

                                                  Net Present Value of
                                               Int'l (Likely to Adopt) VSB
                                                      Technology @
                                               ------------------------------
                                                45%      50%     55%     60%
                                               ------   -----   -----   -----
                                               $22.5    $17.5   $13.7   $10.8

-------------------------------------------------------------------------------

(a) Assumes that after 2003 NOLs are used exclusively to shelter VSB income.

(b) Source: Electro 1997 10-K. Utilizable at a maximum rate of $27MM per year up until 2010.

(c) NOL generated in 1998 per Arthur Andersen.

(d) 1999 Net Income reflects full year 1999. Per Electro Business Plan dated April 1, 1999.

(e) Based on Arthur Andersen analysis and an assumed implied equity value of reorganized Electro.

(f) Assumes a 25.0% discount rate for Domestic VSB royalty fee income cash flow, a 40.0% discount rate for International (Adopted) VSB royalty fee income cash flows and a 55.0% discount rate for International (Likely to Adopt) VSB royalty fee income cash flows. Includes only five-twelfths of 1999 royalty fee income (run rate). Present value at 7/31/99.

(g) Represents aggregate Net VSB royalty after costs and before AMT for both Domestic and International VSB revenue streams.

Peter J. Solomon Company

                              PROJECT ELECTRO
--------------------------------------------------------------------------------

                                  TAB II

Peter J. Solomon Company____________________________________________4/13/99

                              PROJECT ELECTRO
--------------------------------------------------------------------------------

                       II. Business Plan Comparison

                           (Dollars in Millions)

                                                  Projected
                         Business  -------------------------------------------
                         Plan Date  1999     2000    2001     2002      2003
                         --------- -------  ------  ------  --------  --------
Income Statement Items

Sales...................     4/1   $ 969.5  $889.3  $935.1  $  987.6  $1,018.3
                           11/12     876.1   889.3   935.1     987.6   1,018.3
                                   -------  ------  ------  --------  --------
  Difference (4/1 vs.
   11/12)...............           $  93.4  $  0.0  $  0.0  $    0.0  $    0.0
                                   =======  ======  ======  ========  ========

Gross Margin............     4/1   $ 107.2  $ 82.9  $102.9  $  106.9  $  115.3
                           11/12      74.0    81.7    97.4     106.9     115.3
                                   -------  ------  ------  --------  --------
  Difference (4/1 vs.
   11/12)...............           $  33.2  $  1.2  $  5.5  $    0.0  $    0.0
                                   =======  ======  ======  ========  ========

Selling, General &
 Administrative.........     4/1   $ 124.8  $ 99.5  $ 99.0  $   98.5  $   98.0
                           11/12     105.9    96.0    95.5      95.0      94.5
                                   -------  ------  ------  --------  --------
  Difference (4/1 vs.
   11/12)...............           $  18.9  $  3.5  $  3.5  $    3.5  $    3.5
                                   =======  ======  ======  ========  ========

Engineering and R&D.....     4/1   $  32.6  $  8.7  $  8.1  $    7.5  $    7.0
                           11/12      11.2     8.7     8.1       7.5       7.0
                                   -------  ------  ------  --------  --------
  Difference (4/1 vs.
   11/12)...............           $  21.4  $  0.0  $  0.0  $    0.0  $    0.0
                                   =======  ======  ======  ========  ========

Operating Income........     4/1   ($ 50.3) ($25.3) ($ 4.2) $    0.9  $   10.3
                           11/12     (43.1)  (23.0)   (6.2)      4.4      13.8
                                   -------  ------  ------  --------  --------
  Difference (4/1 vs.
   11/12)...............           ($  7.2) ($ 2.3) $  2.0  ($   3.5)     (3.5)
                                   =======  ======  ======  ========  ========

Peter J. Solomon Company

                              PROJECT ELECTRO
--------------------------------------------------------------------------------

                       II. Business Plan Comparison

                           (Dollars in Millions)

                                                 Projected
                           Business  -------------------------------------
                           Plan Date  1999    2000    2001   2002    2003
                           --------- ------  ------  ------ ------  ------
Income Statement Items
 (cont'd)

Royalty Income...........      4/1   $  6.2  $  5.2   $5.8  $ 6.4   $ 7.2
                             11/12      4.7     5.2    5.8    6.4     7.2
                                     ------  ------   ----  -----   -----
  Difference (4/1 vs.
   11/12)................            $  1.5  $  0.0   $0.0  $ 0.0   $ 0.0
                                     ======  ======   ====  =====   =====
Other Expense (Income) ..      4/1   ($ 5.4) ($ 1.5)  $1.5  $ 1.5   $ 1.5
                             11/12     (2.3)    1.5    1.5    1.5     1.5
                                     ------  ------   ----  -----   -----
  Difference (4/1 vs.
   11/12)................            ($ 3.1) $  0.0   $0.0  $ 0.0   $ 0.0
                                     ======  ======   ====  =====   =====
EBIT.....................      4/1   ($38.8) ($21.6)  $0.1  $ 5.8   $16.0
                             11/12    (36.2)  (19.3)  (1.9)  (9.3)   19.4
                                     ------  ------   ----  -----   -----
  Difference (4/1 vs.
   11/12)................            ($ 2.6) ($ 2.3)  $2.0  ($3.5)   (3.4)
                                     ======  ======   ====  =====   =====

Peter J. Solomon Company

                              PROJECT ELECTRO
--------------------------------------------------------------------------------

                       II. Business Plan Comparison

                           (Dollars in Millions)

  Cash Flow Items
                                               FY Ended December 31,
                                                     Projected
                               Business  --------------------------------------
                               Plan Date  1999     2000    2001    2002   2003
                               --------- -------  ------  ------  ------  -----
Depreciation & Amortization..      4/1   $   7.0  $  4.7  $  4.8  $  4.8  $ 4.8
                                 11/12       6.1     3.2     3.6     3.9    4.2
                                         -------  ------  ------  ------  -----
  Difference (4/1 vs.
   11/12)....................            $   0.9  $  1.5  $  1.2  $  0.9  $ 0.6
                                         =======  ======  ======  ======  =====
Capital Expenditures.........      4/1   ($ 23.5) ($ 4.5) ($ 4.5) ($ 4.5) ($4.5)
                                 11/12      (4.9)   (4.5)   (4.5)   (4.5)  (4.5)
                                         -------  ------  ------  ------  -----
  Difference (4/1 vs.
   11/12)....................            ($ 18.6) $  0.0  $  0.0  $  0.0  $ 0.0
                                         =======  ======  ======  ======  =====
Change in Net Working
 Capital.....................      4/1   ($ 27.9) $ 13.6  ($13.2) $  1.3  ($3.7)
                                 11/12      10.7    17.0   (13.1)   (3.3)  (5.7)
                                         -------  ------  ------  ------  -----
  Difference (4/1 vs.
   11/12)....................            ($ 38.6) ($ 3.4) ($ 0.1) $  4.6  $ 2.0
                                         =======  ======  ======  ======  =====
Proceeds From Asset Sales....      4/1   $ 100.6  $  0.0  $  0.0  $  0.0  $ 0.0
                                 11/12      47.9     0.0     0.0     0.0    0.0
                                         -------  ------  ------  ------  -----
  Difference (4/1 vs.
   11/12)....................            $  52.7  $  0.0  $  0.0  $  0.0  $ 0.0
                                         =======  ======  ======  ======  =====
Restructuring Costs..........      4/1   ($ 64.5) ($ 7.1) $  0.0  $  0.0  $ 0.0
                                 11/12     (55.5)   (2.4)    0.0     0.0    0.0
                                         -------  ------  ------  ------  -----
  Difference (4/1 vs.
   11/12)....................            ($  9.0) ($ 4.7) $  0.0  $  0.0  $ 0.0
                                         =======  ======  ======  ======  =====
Taxes........................      4/1   $   0.0  $  0.0  $  0.0  $  0.1  $ 0.3
                                 11/12       0.0     0.0     0.0     0.2    0.4
                                         -------  ------  ------  ------  -----
  Selling, General &
   Administrative............            $   0.0  $  0.0  $  0.0  ($ 0.1) ($0.1)
                                         =======  ======  ======  ======  =====
Free Cash Flow (a)...........      4/1   ($ 47.1) ($14.8) ($12.8) $  7.3  $12.4
                                 11/12     (31.9)   (6.0)  (15.9)    5.2   13.0
                                         -------  ------  ------  ------  -----
  Difference (4/1 vs.
   11/12)....................            ($ 15.2) ($ 8.9) $  3.1  $  2.1  ($0.6)
                                         =======  ======  ======  ======  =====

--------
(a) Free cash flow defined as EBIT plus all cash flow items.

Peter J. Solomon Company

                              PROJECT ELECTRO
--------------------------------------------------------------------------------

                                  TAB III


Peter J. Solomon Company

                                PROJECT ELECTRO
--------------------------------------------------------------------------------
                           III. One-Time Adjustments

                                       Going Concern Value Adjustment
                                       ------------------------------
 Illustrative Sales Multiple The increase in the illustrative sales multiple reflects the increase in the valuation of the
                             comparable companies from October 29, 1998 to
                             April 4, 1999.
 Valuation Date              April 13, 1999 Valuations as of July 31, 1999.
                             November 16, 1998 Valuation as of January 1, 1999.
                             This timing differential accounts for a
                             significant portion of the increase in VSB
                             Technology Value due to ascending projected VSB
                             revenues.
 Discount Period             Business plan projection period remains through
                             year end 2003. Accordingly, April 13, 1999
                             Valuation terminal value and intervening years'
                             free cash flow discounted for four and five-
                             twelfths years. The November 16, 1998 Valuation
                             discounted for five years.
 Subordinated Debentures     April 13, 1999 Valuation reflects recently
                             executed agreement with Ad Hoc Committee of
                             Subordinated Debenture Holders providing for a
                             distribution of new securities with a face amount
                             of $50.0MM
 1999 Projections            April 13, 1999 Valuation based on Electro
                             Management business plan dated April 1, 1999
                             utilizes last five months of 1999. November 16,
                             1998 Valuation based on Electro Management
                             business plan dated November 12, 1998 utilized
                             full year 1999 figures.
 Asset Sales                 April 13, 1999 Valuation assumes that only Melrose
                             Park Building and Matamoros equipment will be
                             available for sale at July 31, 1999.

Peter J. Solomon Company

                                PROJECT ELECTRO
--------------------------------------------------------------------------------
                           III. One-Time Adjustments

                              Liquidation Analysis Value Adjustment
                              -------------------------------------
 Sale of Domestic Real Estate April 13, 1999 Valuation includes only Melrose
                              Park building in Domestic Real Estate. McAllen
                              and Franklin Park will be sold prior to July 31,
                              1999. November 16, 1998 Valuation included all
                              three properties in liquidation analysis.
 Sale of Domestic F,F&E       April 13, 1999 Valuation assumes Domestic
                              Furniture, Fixture and Equipment will be sold
                              prior to July 31, 1999. The November 16, 1998
                              Valuation assumed that F,F&E at Franklin Park,
                              Glenview, Microcircuits and Melrose Park would be
                              available for sale at the liquidation date of
                              January 1, 1999.
 Sale of Mexican Real Estate  April 13, 1999 Valuation assumes only Reynosa will be available for liquidation. The November
                              16, 1998 Valuation assumed that Juarez,
                              Matamoros, and Reynosa would be available for
                              sale.
 Sale of Mexican F,F&E        April 13, 1999 Valuation assumes that only
                              Matamoros and Reynosa Furniture, Fixture, and
                              Equipment will be available for liquidation at
                              7/31/99.
 Restructured LG Notes        The Restructured LG Note amount is presented net
                              of the proceeds projected to be realized prior to
                              the Valuation date from the sale of the Leveraged
                              Lease Equipment.

Peter J. Solomon Company

                              PROJECT ELECTRO
--------------------------------------------------------------------------------

                                  TAB IV


Peter J. Solomon Company

                             PROJECT ELECTRO
-------------------------------------------------------------------------------

                        IV. S-4 Proposal Analysis

Analysis of S-4 Proposal (Based on 4-1-99 Business Plan)
-------------------------------------------------------------------------------

                         Estimated
                           Claim
                          Amount
                          7/31/99        Proposed Treatment Under S-4 Proposal          $ Recovery     % Recovery
                         ---------       -------------------------------------          ----------     ----------
Citibank Secured Debt
 (a)....................  $ 77.2                        $150.0                                   $77.2   100.0%
LG Claims and Interests
 Secured
                    --------
 Secured Guarantee of
  Demand Notes..........    72.0
 Secured Guarantee of
  Leveraged Lease (b)...    19.0
 Direct Loans...........    45.0
                          ------
                                                  --------
   Subtotal.............  $136.0   Exchanged for (i) $105.1MM in restructured                  Secured   100.0%
Senior Unsecured                   Notes (c), (ii) 100.0% of the equity of                  $182.8 (d)
 LG Extended Payable....   140.0   reorganized Zenith, (iii) ownership of             Senior Unsecured    33.4%
General Unsecured                  Reynosa plant ($32.4MM credit against claims),
 Leveraged Lease                   (iv) $8.0 in leverage lease equipment retained by
  Deficiency Claim......    57.4   LG and (v) general release.                       General Unsecured     0.0%
                                                  --------
 Service Fees...........    10.5
 Guarantee Fees.........     1.6
                          ------
   Subtotal.............    69.5
                          ------
 Total LG Claims........  $345.5
                    --------
 General Unsecured
  Claims
                    --------
 General Unsecured
  (Trade)...............    61.9   Unimpaired.......................................             $61.9   100.0%
 General Unsecured
  (Accruals)............   121.5                                                                $121.5   100.0%
                    --------
 Indo Suez..............    30.0   Modified Terms...................................             $30.0   100.0%
 6 1/4 Subordinated
  Convertible                      $50.0 million new 8.19% subordinated
  Debentures (f)........   108.9    debentures due 2009.............................          $50.0(e)    45.9%
 Common Equity..........      NA   Cancelled........................................

-------------------------------------------------------------------------------

(a) S-4 Proposal assumes $150.0 million working capital facility.

(b) Represents that portion of LGE's Leveraged Lease Claim secured by the Philips Proceeds and Leveraged Lease Equipment. Per Electro Management.

(c) Assumes treatment of Indo Suez obligations consistent with other guaranteed demand obligations. Trading value may be lower.

(d) Excludes value of release, if any. Assumes an equity value of $37.3 million at 7/31/99.

(e) Assumes face value. Trading value may be lower.

(f) Principal amount plus assumed accrued interest at 7/31/99.

Peter J. Solomon Company

                              PROJECT ELECTRO
--------------------------------------------------------------------------------

                                   TAB V

Peter J. Solomon Company

                             PROJECT ELECTRO
-------------------------------------------------------------------------------

                         V. Liquidation Analysis

-------------------------------------------------------------------------------

(Dollars in Millions)

                                Estimated                Estimated
                                Value at               Asset Recovery
                               7/31/99 (a)            From Liquidation
                               -----------            ----------------
ASSETS
Marketable Assets
  VSB Technology (tax-
   affected) (b)..............                             $ 42.6
  Trademark & Distribution
   (c)........................                               19.7
  Tuner Patent (d)............                               35.0
  Other Intangibles (e).......                                0.7
  Flat Tension Mask (e).......             Estimated          2.1
                                           % Recovery
Current Assets                             ----------
  Cash........................   $  0.0        100.0%         0.0
  Accounts Receivable (f).....    128.9         65.0%        83.8
  Inventories (g).............
    Finished Goods............     64.5         75.0%        48.3
  Less: Warranty (i)..........                               (0.8)
                                                           ------
    Net Finished Goods........                               47.5
    Work in Process...........     10.6          5.0%         0.5
    Raw Materials.............     24.7         20.0%         4.9
Fixed Assets
  Real Estate (h).............
    Domestic..................                                1.6
    Mexican (j)...............                                0.0
  Furniture, Fixture and
   Equipment (h)..............
    Domestic..................                                3.4
    Mexican (j)...............                                8.1
                                                           ------
      Gross Asset Recovery....                             $249.9
                                                           ======

-------------------------------------------------------------------------------

Note: Excludes "Other Assets" which represents the book gain on sale of certain assets.

(a) All estimated values subject to substantial due diligence and review.

(b) Represents present value discounted to 7/31/99. Assumes 38.0% tax rate. Value assumes a 35.0% discount rate for Domestic VSB, a 50% discount rate for International (Adopted) VSB and zero value for International (Likely to Adopt VSB) and royalty rates lower than the Company base case. Reflects decrease in income related to Sony and cross licenses.

(c) Assumes liquidation will result in a 50.0% decrease in market share to 5.0%, a 2.0% market share contraction, a 25 million domestic television market, a $300/television unit price, and a discount rate equal to the historical weighted average cost of capital of the comparable companies of 12.0% and an incremental tax rate of 38.0% also includes a reduction of $24.7 million in warranty expenses discounted over 8 quarters at 12.0%.

(d) Tuner Patent cash flows are net of cost and expenses associated with them and assume settlement with Sony. Cash flows are tax affected at 38.0% and are discounted at 25.0%. Represents present value at 7/31/99. 1999 cash flows and associated expenses represent a 5 month run rate.

(e) Per Company senior patent counsel. Other intangibles relates primarily to touch-screen technology. Represents 50.0% of management's estimate of fair market value.

(f) Excludes receivables on account of sale of equipment to Philips.

(g) Estimated value at 7/31/99 net of reserves per Electro management.

(h) Estimated value at 7/31/99 per Greenwich Industrial Services.

(i) Per Electro management. Payment assumed to be necessary to achieve liquidation value. Includes future warranty claims associated with net finished goods in inventory.

(j) Mexican real estate and furniture, fixture and equipment have been reduced by $23.4MM in Mexican Priority claims associated with Reynosa, per Electro management. Claims include Employee Claims ($11.2MM), Transfer Price Tax ($8.3MM), Profit Sharing Tax ($2.2MM), Employee Taxes ($0.7MM), Income Taxes ($0.8MM), and Proceeding Expenses ($0.1MM). Real estate has been reduced first.

Peter J. Solomon Company

                             PROJECT ELECTRO
-------------------------------------------------------------------------------

                         V. Liquidation Analysis

-------------------------------------------------------------------------------

(Dollars in Millions)

Gross Asset Recovery..............................           $249.9
Less: Liquidation Expenses, & Administrative and
 Priority Tax Claims
Administrative Costs
--------------------
  Professional Fees (a)...........................           $ 24.0
  Corporate Overhead (b)..........................             24.8
  Trustee Fees (c)................................              4.9
  Brokerage Fees (d)..............................              8.2
  Wind Down Costs (e).............................              6.8
  WARN Act (b)....................................             10.4
  Environmental (b)...............................              6.8
                                                             ------
    Subtotal......................................             85.9
                                                             ------
Aggregate Net Proceeds............................           $164.0
Liquidation Proceeds Available for Distrbution
 (f)..............................................           $123.2
                                                   Claim            % Recovery
                                                   ------           ----------
Secured Debt
  Citibank........................................ $ 73.1(g) $ 73.1   100.0%
Proceeds available for secured creditors after
 Citibank.........................................           $ 50.1
  LG Guarantee of Demand Notes....................  102.0      33.4    32.7%
  LG Guarantee of Leveraged Lease.................    6.0(h)    2.0    32.7%
  LG Direct Loans.................................   45.0      14.7    32.7%
                                                   ------    ------
Total Secured Debt................................ $226.1    $123.2
                                                   ======    ======
Liquidation Proceeds Available for Priority Claims and
 Unsecured
 Creditors and Equity....................................    $  0.0

-------------------------------------------------------------------------------

(a) Assumes 4 year liquidation. Assumes fees of $2.0MM each month the first 6 months, $1.5MM for each of the next 6 months, $1.2MM for the entire second year, $1.2MM for the entire third year, and $.6MM for the fourth and final year.

(b) Per Electro management.

(c) Assumed as 3.0% of net liquidation proceeds.

(d) Brokerage fees assume 6.0% of gross asset recovery excluding Accounts Receivables and Inventory. Includes $23.4MM on account of Mexican Real Estate and Furniture, Fixture and Equipment sold to offset Mexican priority claims.

(e) Real estate taxes plus on-site security and wind down teams at each location during an average twelve month disposition period. Also includes preparation of Melrose Park site for sale.

(f) Assumes distribution of net proceeds of asset sales will occur over the course of 2 to 4 years. Accordingly, a 10.0% discount rate was applied for three years.

(g) Revolver balance based on the 7/31/99 balance.

(h) Secured claim reflecting LGE's guarantee of the Leveraged Lease equals the value of the Leveraged Lease Equipment in a liquidation per Greenwich Industrial and assumes no payment of the remaining portion of LGE's Philip's claim.